Accountants &
business advisers

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-150644 of Wonder Auto Technology, Inc. on Form S-8 and Registration Statement No. 333-148637 of Wonder Auto Technology, Inc. on Form S-3 of our reports dated March 4, 2010 relating to the consolidated financial statements of Wonder Auto Technology, Inc. and subsidiaries and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2009.

PKF
Certified Public Accountants
Hong Kong, China
March 4, 2010

Tel 852 2806 3822 | Fax 852 2806 3712
E-mail info@pkf-hk.com | www.pkf-hk.com
PKF | 26/F, Citicorp Centre | 18 Whitfield Road | Causeway Bay | Hong Kong

PKF Hong Kong is a member firm of the PKF International Limited network of legally Independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm of firms.